UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2015

American Realty Capital New York City REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55393	46-4380248
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

405 Park Avenue, 14th Floor
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Renewal of and Amendments to Advisory Agreement

On June 26, 2015, American Realty Capital New York City REIT, Inc. (the “Company”) entered into the Amended and Restated Advisory Agreement with its advisor, New York City Advisors, LLC (the “Advisor”), which renewed the advisory relationship for an additional one-year term. The amendment also revises and clarifies certain provisions regarding an internalization which the Company may complete without paying a termination fee to the advisor.

The description of the advisory agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the Amended and Restated Advisory Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Indemnification Agreement

On June 22, 2015, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with Patrick O’Malley in connection with the appointment of Mr. O’Malley as chief investment officer of the Company, as described in Item 5.02 below.

The Indemnification Agreement is substantially similar in form to the indemnification agreement entered into by the Company with its other directors and officers and provides that the Company will indemnify Mr. O’Malley to the fullest extent permitted by Maryland law and the Company’s charter and subject to the limitations set forth in the Indemnification Agreement, from and against all judgments, penalties, fines and amounts paid in settlement and expenses reasonably incurred by Mr. O’Malley that may result or arise in connection with Mr. O’Malley serving in his capacity as a present or former director, officer, employee or agent of the Company or as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any other foreign or domestic corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that Mr. O’Malley is or was serving in such capacity at the request of the Company. The Indemnification Agreement further provides that, subject to the limitations set forth in the Indemnification Agreement, the Company will, without requiring a preliminary determination of Mr. O’Malley’s ultimate entitlement of indemnification under the Indemnification Agreement, advance all reasonable expenses to Mr. O’Malley incurred by or on behalf of Mr. O’Malley in connection with any proceeding Mr. O’Malley is or is threatened to be made a party to.

The Indemnification Agreement provides that Mr. O’Malley is entitled to indemnification unless it is established by clear and convincing evidence that (a) the act or omission of Mr. O’Malley was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) Mr. O’Malley actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, Mr. O’Malley had reasonable cause to believe that his conduct was unlawful. The Indemnification Agreement further limits Mr. O’Malley’s entitlement to indemnification in cases where (a) Mr. O’Malley’s negligence or willful misconduct caused loss or liability to the Company, (b) loss or liability arose from an alleged violation of federal or state securities laws unless certain conditions were met, (c) the proceeding was one by or in the right of the Company and Mr. O’Malley was adjudged to be liable to the Company, (d) Mr. O’Malley was adjudged to be liable on the basis that personal benefit was improperly received in any proceeding charging improper personal benefit to Mr. O’Malley or (e) the proceeding was brought by Mr. O’Malley, except in certain circumstances.

The Indemnification Agreement also provides that, except for a proceeding brought by Mr. O’Malley, the Company has the right to defend Mr. O’Malley in any proceeding which may give rise to indemnification under the applicable Indemnification Agreement. The Indemnification Agreement grants Mr. O’Malley the right to separate counsel in certain proceedings involving separate defenses, counterclaims or other conflicts of interest and in proceedings in which the Company fails to assume the defense of Mr. O’Malley in a timely manner. The Indemnification Agreement further provides that the Company will use its reasonable best efforts to acquire directors and officers liability insurance covering Mr. O’Malley or any claim made against Mr. O’Malley by reason of his service to the Company.

The Company will file the Indemnification Agreement with the Securities and Exchange Commission as an exhibit to its next Quarterly Report on Form 10-Q.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2015, the board of directors (the “Board”) of the Company appointed Patrick O’Malley, currently the chief investment officer of the Advisor, to serve as the Company’s chief investment officer. There are no related party transactions involving Mr. O’Malley that are reportable under Item 404(a) of Regulation S-K. Mr. O’Malley will also continue to serve in his capacity as chief investment officer of the Advisor.

Patrick A. O'Malley has served as chief investment officer of the Advisor since May 2015. Mr. O’Malley has also served as chief investment officer of New York REIT, Inc. (“NYRT”) since June 2015 and has served as chief investment officer of the NYRT advisor since May 2015. Prior to that time, Mr. O'Malley served as the managing director of acquisitions for NYRT from June 2012 until June 2015 and as the managing director of acquisitions for the Company from April 2014 until May 2015. Mr. O'Malley is actively involved in all aspects of the real estate portfolio and has over 13 years of real estate experience with a concentration on the New York City Metro area. From February 2011 until May 2012, Mr. O'Malley was a Senior Vice President at Wagenhals Development Group (“WDG”), where he focused on real estate redevelopment opportunities. Prior to joining WDG Mr. O'Malley served as managing director for the real estate capital markets group at Rockwood Real Estate Advisors from September 2008 until January 2011. Prior to Mr. O'Malley's involvement in real estate, he worked on Wall Street at several firms including Donaldson, Lufkin & Jenrette and Salomon Smith Barney. Mr. O’Malley holds a B.A. from Manhattan College and previously held the following financial licenses: Series 3 (commodities), Series 4 (derivatives), Series 7 (general securities), Series 24 (regulatory compliance), Series 55 (equity trading) and Series 63 (state law and regulations). Additionally, Mr. O'Malley spent two years in the United States Peace Corps in Mali, West Africa as a small business development volunteer.

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 22, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders voted on (i) the election of William M. Kahane, Elizabeth K. Tuppeny and Abby M. Wenzel to the Board for one-year terms until the 2016 Annual Meeting of Stockholders and until their respective successor is duly elected and qualified and (ii) the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The stockholders elected all four nominees for director and ratified the appointment of KPMG.

The full results of the matters voted on at the Annual Meeting are set forth below:

Proposal No. 1 — Election of Directors:

Nominee	Votes For	Votes Against	Abstentions
William M. Kahane	12,726,747.022 (96.07%)	128,222.452 (0.97%)	392,271.372 (2.96%)
Elizabeth K. Tuppeny	12,720,665.658 (96.03%)	137,125.600 (1.04%)	389,449.588 (2.94%)
Abby M. Wenzel	12,696,488.025 (95.8%)	144,956.521 (1.09%)	405,796.300 (3.06%)

Proposal No. 2 — Ratification of the Appointment of KPMG as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2015:

Votes For	Votes Against	Abstentions
12,770,022.249 (96.40%)	125,424.190 (0.95%)	351,794.407 (2.66%)

There were no broker non-votes. No other proposals were submitted to a vote of the Company’s stockholders.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Advisory Agreement by and among the Company, the Advisor and New York City Operating Partnership, L.P., dated as of June 26, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2015	American Realty Capital New York City REIT, Inc.

	By:	/s/ Michael A. Happel
Michael A. Happel
Chief Executive Officer, President and Secretary